BARRETT BUSINESS SERVICES, INC.
                        STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING
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                                                                                            Year Ended
                                                                                         December 31, 1999
                                                                                         -----------------
Weighted average number of basic shares outstanding                                           7,580,741
   Stock option plan shares to be issued at prices ranging
     from $2.80 to $17.94 per share                                                             877,916

Less:    Assumed purchase at average market price during the period using proceeds received upon exercise of options and purchase  of stock,  and  using tax
         benefits of compensation due to premature dispositions                                (831,980)
                                                                                              ---------
Weighted average number of diluted shares outstanding                                         7,626,677
                                                                                              =========
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